Exhibit 23(d)



Friedman
Alpren &                                                           1700 Broadway
Green LLP                                                     New York, NY 10019
Certified Public Accountants and Consultants                        212-582-1600
                                                               Fax: 212-265-4761
                                                                 www.nyccpas.com




                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated, July 27, 2001, December 7, 2001 and December 19, 2001 with respect to the (i) statement of revenues and certain expenses of Windsor At Boca Arbor Club, Windsor At Carolina, Windsor At Lakepointe and Windsor At Quiet Waters for the year ended March 31, 2001, (ii) statement of revenues and certain expenses of 10 and 20 Westport Road for the year ended December 31, 2000, and (iii) statement of revenues and certain expenses of 1015 15th Street, NW, for the year ended December 31, 2000, respectively, in the Registration Statement (on Form S-1) and related prospectus of TIAA Real Estate Account for the offer and sale of interests in the TIAA Real Estate Account, a variable option offered through certain TIAA annuity contracts.



                                                /s/ Friedman Alpren & Green LLP



New York, New York
April 30, 2002